UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 2, 2013

 NorthStar Healthcare Income, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	No. 333-170802	No. 27-3663988
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

399 Park Avenue, 18th Floor, New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 547-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Additional Participation in First Mortgage Loan

NorthStar Healthcare Income, Inc. (the “Company”), through a subsidiary previously purchased a $2.5 million pari passu participation interest (the “Previous Participation”) in an $11.25 million senior loan (the “Senior Loan”). On August 2, 2013, the Company purchased an additional $0.75 million pari passu participation interest (an “Additional Participation” and together with the Original Participation, the “Participation”). The Company will purchase additional amounts of the Senior Loan, from time to time, as additional capital is raised, increasing the size of the Participation until the Company owns the entire Senior Loan.

The Senior Loan was originated on February 15, 2013 by an affiliate of NorthStar Realty Finance Corp., the Company’s sponsor (“the Sponsor”). The Participation was purchased at the Sponsor’s cost basis and was approved by the Company’s independent directors consistent with the Company’s conflict of interest policy. In connection with the purchase of the Original Participation, the Company and the Sponsor entered into a participation agreement, which among other things, contains customary provisions to provide the Company with certain approval and consent rights for the Senior Loan. In connection with the Additional Participation, the Company and the Sponsor entered into the second amendment, dated August 2, 2013, to the original participation agreement for the sole purpose of increasing the amount of the Original Participation.

The Senior Loan is secured by a 112-unit mixed independent living, assisted living and memory care facility located in Madera, California (the “Property”). The Property is situated in the middle of a 40-acre upscale single family home and multi-use area and is also located three-miles from the Madera Community Hospital. The Property is managed by an experienced operator who manages 47 properties, 33 of which are in California.

The Senior Loan bears interest at a floating rate of 7.0% over the one-month London Interbank Offered Rate (the “LIBOR Rate”), but at no point shall the LIBOR Rate be less than 1.0%, resulting in a minimum interest rate of 8.0% per annum. The Company will earn a fee equal to 1.0% of the outstanding principal amount at the time of repayment.

The initial term of the Senior Loan is 36 months, with two one-year extension options available to the borrower, subject to the satisfaction of certain performance tests and the borrower paying a fee equal to 0.50% of the amount being extended for each extension option. The Senior Loan may be prepaid after the first 21 months, provided the borrower pays the remaining interest due on the amount prepaid through month 24. Thereafter, the Senior Loan may be prepaid in whole or in part without penalty.

The Property’s loan-to-value ratio (“LTV Ratio”) was approximately 70% at the time of origination. The LTV Ratio is the amount loaned to the borrower net of reserves funded and controlled by the Company and its affiliates, if any, over the appraised value of the Property at origination.

Renewal of Advisory Agreement

Effective August 7, 2013, the advisory agreement, as amended (the “Advisory Agreement”), among the Company, NorthStar Healthcare Income Operating Partnership, LP, the Company’s operating partnership (the “Operating Partnership”), NorthStar Healthcare Income Advisor, LLC, the Company’s advisor (the “Advisor”), and the Sponsor, was renewed through August 7, 2014 upon terms identical to those in effect through August 7, 2013.  Pursuant to the Advisory Agreement, the Advisor will continue to perform day-to-day operational and administrative services for the Company, including asset management services, acquisition services and stockholder services.

The discussion below contains a summary of significant terms and conditions of the renewed Advisory Agreement and is qualified in its entirety by the Advisory Agreement, a copy of which was filed as Exhibit 10.1 to Pre-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (File No. 333-170802) (the “Registration Statement”), filed on August 1, 2012, which is incorporated by reference herein.

The Advisory Agreement has a one-year term and may be renewed for an unlimited number of successive one-year periods upon the mutual consent of the parties. Renewals of the Advisory Agreement must be approved by the independent directors of the Company based on an evaluation of the performance of the Advisor. The Advisory Agreement may be terminated:

•	immediately by the Company or the Operating Partnership for “cause” (as defined in the Advisory Agreement) or upon the bankruptcy of the Advisor;

•	without cause or penalty by the Company upon 60 days’ written notice; or

•	with “good reason” (as defined in the Advisory Agreement) by the Advisor upon 60 days’ written notice.

If the Advisory Agreement is terminated or not renewed for any reason except for “cause,” the Advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination, and NorthStar Healthcare Income OP Holdings, LLC, an affiliate of the Sponsor (the “Special Unit Holder”), may be entitled to a one-time payment upon the redemption of the special units of the Operating Partnership held by the Special Unit Holder, based on an appraisal of the Company’s portfolio, in the event that the Special Unit Holder would have been entitled to a subordinated distribution under the Operating Partnership’s limited partnership agreement had the Company’s portfolio been liquidated on the termination date.

With respect to each investment made, the Company will pay the Advisor an acquisition fee equal to 1.0% of the amount funded or allocated by the Company to originate or acquire commercial real estate (“CRE”) investments, other than real property, including acquisition expenses and any financing attributable to such investments and 2.25% of the cost of each real estate real property, including acquisition expenses and any financing attributable to such investments. The Company will also pay the Advisor a monthly asset management fee equal to one-twelfth of 1.00% of the sum of the amount funded or allocated for CRE investments, including expenses and any financing attributable to such investments, less any principal received on our debt and security investments. The Company will also pay the Advisor a disposition fee for substantial assistance by the Advisor in connection with the sale of the Company’s investments, as determined by the Company’s independent directors, equal to 2% of the contract sales price of each property sold and 1% of the contract sales price of each CRE debt investment sold. No disposition fee will be paid upon the maturity, prepayment, workout, modification or extension of CRE debt, unless there is a corresponding fee paid by the borrower.

The Company has also agreed to pay for or reimburse the Advisor for certain expenses incurred by the Advisor and its affiliates in connection with the services provided by the Advisor under the Advisory Agreement.

All of these fees and expense reimbursements are subject to the limitations on such payments contained in the Company’s Articles of Amendment and Restatement.

The Company has agreed to indemnify the Advisor and its affiliates against losses incurred by the Advisor and its affiliates in connection with the performance of its obligations under the Advisory Agreement, subject to terms and conditions contained in the Advisory Agreement.

Safe Harbor Statement

Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words like “anticipate,” “believe,” “plan,” “hope,” “goal,” “expect,” “future,” “intend,” “will,” “may,” “could” and “should” and similar expressions. These statements are based on the Company’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; the Company can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements may not materialize or may vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the ability of the operator of the Property to effectively manage the Property, the ability of the borrower to comply with the terms of the Senior Loan, whether the borrower determines to extend the Senior Loan, the change in market rents for mid-acuity senior housing facilities in Madera, California, changes in economic conditions generally and the real estate and debt markets specifically, availability of capital, ability to achieve targeted returns, generally accepted accounting principles and policies and rules applicable to REITs. Additional factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: August 8, 2013	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary